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                                                                      EXHIBIT 16





                                 Smith & Company
                          10 West 100 South, Suite 700
                         Salt Lake City, Utah 84101-1554



July 17, 2003


Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549


Ladies and Gentlemen:

We have read Item 4 of the Form 8-K Current Report dated July 17, 2003 of WinWin Gaming, Inc. and are in agreement with the statements contained in the first, second and third paragraphs of that Item. We have no basis to agree or disagree with any other statements of WinWin Gaming, Inc. contained therein.

                                                  Very truly yours,


                                                  /s/ Smith & Company